                                                 Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS SECOND QUARTER AND HALF YEAR 2013 RESULTS

SECOND QUARTER
- Net revenues of US$ 180.2 million -
- OIBDA of US$ 7.0 million -

FIRST HALF
- Net revenues of US$ 317.3 million -
- OIBDA of US$ (13.6) million -

HAMILTON, BERMUDA, July 31, 2013 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and six months ended June 30, 2013.

Net revenues for the second quarter ended June 30, 2013 were US$ 180.2 million compared to US$ 211.2 million for the second quarter of 2012. OIBDA1 for the quarter ended June 30, 2013 was US$ 7.0 million compared to US$ 47.1 million for the three months ended June 30, 2012. Operating loss for the three months ended June 30, 2013 was US$ (5.7) million compared to operating income of US$ 23.7 million for the same period in 2012. Net loss for the three months ended June 30, 2013 was US$ (41.1) million compared to net income of US$ 3.1 million for the same period in 2012. Fully diluted loss per share attributable to CME for the three months ended June 30, 2013 was US$ (0.34) compared to income per share of US$ 0.06 for three months ended June 30, 2012.

Net revenues for the six months ended June 30, 2013 were US$ 317.3 million compared to US$ 378.7 million for the same period in 2012. OIBDA for the six months ended June 30, 2013 was US$ (13.6) million compared to US$ 61.2 million for the same period in 2012. Operating loss for the six months ended June 30, 2013 was US$ (40.7) million compared to operating income of US$ 13.3 million in 2012. Net loss for the first half ended June 30, 2013 was US$ (150.1) million compared to US$ (10.7) million for the same period in 2012. Fully diluted loss per share attributable to CME for the six months ended June 30, 2013 was US$ (1.42) compared to US$ (0.14) for six months ended June 30, 2012.

Adrian Sarbu, President and Chief  Executive Officer of CME, commented: “In the first half of 2013 we stood firm on the execution of our strategy. We secured double digit TV advertising price increases in the Czech Republic and single digit increases in the other countries on commitments signed. We raised carriage fees in Romania and Bulgaria which for the coming years are expected to more than double compared to 2012. We also repurchased EUR 206 million of debt with proceeds from our successful equity offerings during the quarter. Our products are performing better than last year.

Looking back, lower revenues in the Czech Republic impacted our financial results in the second quarter and first half of 2013 as certain key advertisers have only recently accepted our higher prices.

Looking forward, we expect the declining trend of TV advertising spending to reverse in the fall of 2013 building on our pricing initiatives. We believe the successful execution of our strategy puts the Company back on the path to growth in 2014.”

- continued -

1 OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data" below.

Consolidated Results for the Three Months Ended June 30, 2013

Net revenues for the three months ended June 30, 2013 were US$ 180.2 million compared to US$ 211.2 million for the three months ended June 30, 2012. Operating loss for the three months ended June 30, 2013 was US$ (5.7) million compared to operating income of US$ 23.7 million for the three months ended June 30, 2012. Net loss for the three months ended June 30, 2013 was US$ (41.1) million compared to net income of US$ 3.1 million for the three months ended June 30, 2012. Fully diluted loss per share attributable to CME for the three months ended June 30, 2013 was US$ (0.34) compared to income per share of US$ 0.06 for the three months ended June 30, 2012.

OIBDA for the three months ended June 30, 2013 was US$ 7.0 million compared to US$ 47.1 million in the same period ended June 30, 2012. OIBDA margin2 for the three months ended June 30, 2013 was 3.9% compared to 22.3% for the three months ended June 30, 2012.

Headline consolidated results for the three months ended June 30, 2013 and 2012 were:

	RESULTS
(US$000's)	For the Three Months Ended June 30,
(unaudited)	2013	2012	% Actual	% Lfl[3]
Net revenues	$180,245	$211,222	(14.7)%	(15.0)%
OIBDA	7,049	47,112	(85.0)%	(85.0)%
Operating (loss) / income	(5,669)	23,650	Nm4	Nm4
Net (loss) / income	(41,088)	3,141	Nm4	Nm4
Fully diluted (loss) / income per share	$(0.34)	$0.06	Nm4	Nm4

Consolidated Results for the Six Months Ended June 30, 2013

Net revenues for the six months ended June 30, 2013 were US$ 317.3 million compared to US$ 378.7 million for the six months ended June 30, 2012. Operating loss for the six months ended June 30, 2013 was US$ (40.7) million compared to operating income of US$ 13.3 million for the six months ended June 30, 2012. Net loss for the six months ended June 30, 2013 was US$ (150.1) million compared to US$ (10.7) million for the six months ended June 30, 2012. Fully diluted loss per share attributable to CME for the six months ended June 30, 2013 was US$ (1.42) compared to US$ (0.14) for the six months ended June 30, 2012.

OIBDA for the six months ended June 30, 2013 was US$ (13.6) million compared to US$ 61.2 million in the same period ended June 30, 2012. OIBDA margin for the six months ended June 30, 2013 was (4.3)% compared to 16.2% for the six months ended June 30, 2012.

Headline consolidated results for the six months ended June 30, 2013 and 2012 were:

	RESULTS
(US$000's)	For the Six Months Ended June 30,
(unaudited)	2013	2012	% Actual	% Lfl
Net revenues	$317,287	$378,655	(16.2)%	(15.7)%
OIBDA	(13,616)	61,172	Nm4	Nm4
Operating (loss) / income	(40,668)	13,347	Nm4	Nm4
Net loss	(150,051)	(10,672)	Nm4	Nm4
Fully diluted loss per share	$(1.42)	$(0.14)	Nm4	Nm4

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.
3 % Lfl (like-for-like) represents period-on-period percentage change on a constant currency basis.
4Number is not meaningful.

Teleconference and Video Webcast Details

CME will host a teleconference and video webcast to discuss its second quarter results on Wednesday, July 31, 2013 at 9.00 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-785-424-1828 ten minutes prior to the start time and reference passcode CETVQ213. The conference call will be video webcasted via www.cme.net. It can be viewed on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cme.net.

CME will post the results for the first half ended June 30, 2013 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by Friday, September 13, 2013.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery; our success in implementing our initiatives to diversify and enhance our revenue streams; our ability to access external sources of capital in light of our current severe liquidity constraints; decreases in TV advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations restrict our business; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended June 30, 2013. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended June 30, 2013, which was filed with the Securities and Exchange Commission on July 31, 2013.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov, Telka and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa Moldova), the Slovak Republic (TV Markíza, Doma, Dajto and Fooor), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME also operates Voyo, the pan-regional video-on-demand service. CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended
	June 30,
	2013	2012
Net revenues	$180,245	$211,222
Operating expenses:
Content costs	97,171	89,823
Other operating costs	35,876	37,771
Depreciation of property, plant and equipment	8,949	10,747
Amortization of broadcast licenses and other intangibles	3,769	12,715
Cost of revenues	145,765	151,056
Selling, general and administrative expenses	35,451	36,516
Restructuring costs	4,698	—
Operating (loss) / income	(5,669)	23,650
Interest expense, net	(31,059)	(30,958)
(Loss) / gain on extinguishment of debt	(23,115)	448
Foreign currency exchange gain / (loss), net	15,117	(40,312)
Change in fair value of derivatives	—	47,398
Other expense	(451)	(158)
(Loss) / income before tax	(45,177)	68
Credit for income taxes	4,089	3,073
Net (loss) / income	(41,088)	3,141
Net loss attributable to noncontrolling interests	131	815
Net (loss) / income attributable to CME Ltd.	$(40,957)	$3,956

PER SHARE DATA:
Net (loss) / income per share attributable to CME Ltd.
Net (loss) / income per share - Basic and diluted	$(0.34)	$0.06

Weighted average common shares used in computing per share amounts (000's):
Basic	122,115	66,501
Diluted	122,115	66,532

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data) (continued)
(unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
Net revenues	$317,287	$378,655
Operating expenses:
Content costs	186,364	176,754
Other operating costs	70,386	67,758
Depreciation of property, plant and equipment	19,183	22,627
Amortization of broadcast licenses and other intangibles	7,869	25,198
Cost of revenues	283,802	292,337
Selling, general and administrative expenses	69,455	72,971
Restructuring costs	4,698	—
Operating (loss) / income	(40,668)	13,347
Interest expense, net	(62,895)	(62,568)
(Loss) / gain on extinguishment of debt	(23,115)	448
Foreign currency exchange loss, net	(34,757)	(16,918)
Change in fair value of derivatives	104	48,325
Other (expense) / income	(487)	51
Loss before tax	(161,818)	(17,315)
Credit for income taxes	11,767	6,643
Net loss	(150,051)	(10,672)
Net loss attributable to noncontrolling interests	813	1,236
Net loss attributable to CME Ltd.	$(149,238)	$(9,436)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.
Net loss per share - Basic and diluted	$(1.42)	$(0.14)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	105,349	65,447

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$144,523	$140,393
Other current assets	355,898	378,158
Total current assets	500,421	518,551
Property, plant and equipment, net	192,879	206,706
Goodwill and other intangible assets, net	1,080,114	1,121,479
Other non-current assets	326,905	327,979
Total assets	$2,100,319	$2,174,715
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$266,547	$255,681
Current portion of long-term debt and other financing arrangements	1,799	21,918
Other current liabilities	33,014	13,765
Total current liabilities	301,360	291,364
Long-term portion of long-term debt and other financing arrangements	921,675	1,198,873
Other non-current liabilities	51,582	53,211
Total liabilities	$1,274,617	$1,543,448

Series B Convertible Redeemable Preferred Stock	200,247	—

EQUITY
Common Stock	$10,755	$6,174
Additional paid-in capital	1,708,050	1,556,250
Accumulated deficit	(1,134,503)	(982,513)
Accumulated other comprehensive income	37,157	46,150
Total CME Ltd. shareholders' equity	621,459	626,061
Noncontrolling interests	3,996	5,206
Total equity	$625,455	$631,267
Total liabilities and equity	$2,100,319	$2,174,715

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
Net cash used in operating activities	$(39,230)	$(48,193)
Net cash used in investing activities	(14,544)	(11,149)
Net cash generated from / (used in) financing activities	61,472	(1,533)
Impact of exchange rate fluctuations on cash and cash equivalents	(3,568)	(697)
Net increase / (decrease) in cash and cash equivalents	$4,130	$(61,572)

Net cash used in operating activities	$(39,230)	$(48,193)
Capital expenditure, net of proceeds from disposals	(14,544)	(11,149)
Free cash flow	$(53,774)	$(59,342)

Supplemental disclosure of cash flow information:
Cash paid for interest	(65,999)	(54,555)
Cash paid for income taxes (net of refunds)	(3,305)	(3,641)

Segment Data

From January 1, 2013 we manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our Net revenues and OIBDA by segment for the three and six months ended June 30, 2013 and 2012, together with a reconciliation of OIBDA to our Condensed Consolidated Statements of Operations:

	For the Three Months		For the Six Months
(US $000's)	Ended June 30,		Ended June 30,
(unaudited)	2013	2012	2013	2012
Net revenues

Bulgaria	$24,245	$22,955	$40,669	$42,286
Croatia	17,796	16,858	29,889	29,737
Czech Republic	45,690	76,853	82,491	135,811
Romania	54,030	51,777	96,061	95,128
Slovak Republic	22,000	24,590	38,923	43,962
Slovenia	18,724	20,903	33,200	36,427
Intersegment revenues	(2,240)	(2,714)	(3,946)	(4,696)
Total net revenues	$180,245	$211,222	$317,287	$378,655

	For the Three Months		For the Six Months
(US $000's)	Ended June 30,		Ended June 30,
(unaudited)	2013	2012	2013	2012
OIBDA

Bulgaria	$3,931	$3,376	$1,504	$2,155
Croatia	4,176	5,391	3,569	6,959
Czech Republic	171	31,403	(6,519)	54,667
Romania	7,959	9,476	8,918	10,628
Slovak Republic	(556)	2,371	(4,124)	1,873
Slovenia	4,235	6,083	6,072	8,853
Elimination	$362	$(158)	$368	$(636)
Total Operating Segments	$20,278	$57,942	$9,788	$84,499
Central	(13,229)	(10,830)	(23,404)	(23,327)
Total OIBDA	$7,049	$47,112	$(13,616)	$61,172

	For the Three Months		For the Six Months
(US $000's)	Ended June 30,		Ended June 30,
(unaudited)	2013	2012	2013	2012
Reconciliation to Condensed Consolidated Statements of Operations:

Total OIBDA	$7,049	$47,112	$(13,616)	$61,172
Depreciation of property, plant and equipment	(8,949)	(10,747)	(19,183)	(22,627)
Amortization of intangible assets	(3,769)	(12,715)	(7,869)	(25,198)
Operating (loss) / income	$(5,669)	$23,650	$(40,668)	$13,347
Interest expense, net	(31,059)	(30,958)	(62,895)	(62,568)
(Loss) / gain on extinguishment of debt	(23,115)	448	(23,115)	448
Foreign currency exchange gain / (loss), net	15,117	(40,312)	(34,757)	(16,918)
Change in fair value of derivatives	—	47,398	104	48,325
Other (expense) / income	(451)	(158)	(487)	51
Credit for income taxes	4,089	3,073	11,767	6,643
Net (loss) / income	$(41,088)	$3,141	$(150,051)	$(10,672)